                                  MASTR 03-10, g3 (prelim structure)    Date:10/20/2003   15:55:21

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 UBS Investment Bank               |CMO Structuring Desk: 212-713-3199 Fax: 212-713-3890 |Pac Bands  I:   0-   0  II:   0-   0  III:   0-   0

 Closing Date:10/30/2003           |WHOLE  30 year  Pricing Speed: 300 PSA                          |PacI %: 0.00   Indices:  1ML  1.120

 First Pay:11/25/2003                 |WAC:5.68   WAM:358.00                                                    |

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 Tranche                      Coupon    Payment    Aver.  Dur   Tx Spread Yield     Price              Description              Day Deal%

  Name      Bal(MM)                     Window     Life         Yr   bp             %                                           Del

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  3A3         13,280,181      1.57000 11/03- 8/11   3.51         3                          " 1ML + 0.450000 cap: 8.000000       0    6.83

  3A4         13,280,181      6.43000 11/03- 8/11   3.51         3                          "   7.550 +  -1.000 * 1ML cap:  7.5500    6.83

  3A2        132,801,819      5.25000 11/03- 8/11   3.51        -2                                                               24  68.28

  3A5         19,234,000      5.50000  8/11- 5/16   9.70        -2                                                               24   9.89

  3A6          9,184,000      5.50000  5/16- 8/33  16.53        30                                                               24   4.72

  3A7         20,000,000      5.50000 11/08- 8/33  10.86        10                                                               24  10.28

  SUB          5,500,000      5.50000 11/03- 8/33  10.25        10                                                               24   2.83

Paydown Rules:

1. Pay 3A7,the NAS principal distribution amount;

2. Pay 3A2 and 3A3, pro-rata, until retired;

2. Pay 3A5, 3A6  and 3A7, in that order, until retired;

The NAS Principal Distribution Amount will be equal to the sum of the NAS percent of the scheduled principal amount and

The NAS percent times the NAS prepay shift of the unscheduled principal amount.

The NAS percent will be zero for the first five years and thereafter will be equal to the (3A7 ) divided by the balance of the Non PO Certificates.

The NAS prepay shift percent will be zero for the first 5 years and will be 30%, 40%, 60%, 80% and 100% for each year thereafter.

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 Tot:  7     194,500,000      5.65553               6.02   4.57           10.7684   102.29

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                      Collateral

 Type  Balance            Coupon   Prepay     WAM   Age    WAC

 WHOLE      200,000,000   5.500    PSA   300  358    1      5.680

 # 1        200,000,000   5.500               358.0 1.0

The information herein has been provided solely by UBS Securities LLC.  Neither the issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.

The information herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the securities and exchange commission.